                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          Coddle Creek Financial Corp.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------
Notes:

                          CODDLE CREEK FINANCIAL CORP.
                              347 North Main Street
                        Mooresville, North Carolina 28115
                                 (704) 664-4888

                  NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on April 25, 2002

          NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders (the "Annual Meeting") of Coddle Creek Financial Corp. (the "Company") will be held on April 25, 2002, at 11:00 a.m., Eastern Time, at the main office of the Company at 347 North Main Street, Mooresville, North Carolina.

          The Annual Meeting is for the purpose of considering and voting upon the following matters:

          1. To elect six persons who will serve as directors of the Company until the 2003 Annual Meeting of stockholders or until their successors are duly elected and qualified;

          2. To ratify the selection of McGladrey & Pullen LLP as the independent auditor for the Company for the fiscal year ending December 31, 2002; and

          3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be considered at the Annual Meeting.

          The Board of Directors has established March 12, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. In the event there are not sufficient shares present in person or by proxy to constitute a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

                                         By Order of the Board of Directors

                                         /s/ Billy R. Williams

                                         Billy R. Williams
                                         Secretary

Mooresville, North Carolina
March 27, 2002

A form of proxy is enclosed to enable you to vote your shares at the Annual Meeting. You are urged, regardless of the number of shares you hold, to complete, sign, date and return the proxy promptly. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

                          CODDLE CREEK FINANCIAL CORP.

                                 PROXY STATEMENT
                       2002 ANNUAL MEETING OF STOCKHOLDERS
                                 April 25, 2002

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

General

         This Proxy Statement is being furnished to stockholders of Coddle Creek Financial Corp. (the "Company") in connection with the solicitation by the board of directors of the Company (the "Board of Directors" or "Board") of proxies to be used at the 2002 Annual Meeting of Stockholders (the "Annual Meeting") to be held on April 25, 2002, at 11:00 a.m., Eastern Time, at the main office of the Company at 347 North Main Street, Mooresville, North Carolina, and any adjournments thereof. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about March 27, 2002. The Company's principal executive office is located at 347 North Main Street, Mooresville, North Carolina 28115 and its telephone number is (704) 664-4888.

         Other than the matters listed on the attached Notice of 2002 Annual Meeting of Stockholders, the Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares represented thereby in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

Revocability of Proxy

         A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a beneficial owner of shares of the Company's outstanding common stock (the "Common Stock") that are not registered in your own name, you will need appropriate documentation from the holder of record of your shares to vote personally at the Annual Meeting.

Solicitation

         The Company will pay the cost of preparing, assembling and mailing this Proxy Statement and other proxy solicitation expenses, if any. In addition to the use of the mail, proxies may be solicited personally or by telephone by directors, officers and regular employees of the Company and its wholly-owned savings bank subsidiary, Mooresville Savings Bank, Inc., SSB (the "Bank"), without additional compensation therefor. Brokerage houses and nominees have been requested to forward these proxy materials to the beneficial owners of shares held of record by such persons, and upon request, the Company will reimburse such persons for their reasonable out-of-pocket expenses in doing so.

Voting Securities and Vote Required for Approval

         Regardless of the number of shares of Common Stock owned, it is important that stockholders be present in person or represented by proxy at the Annual Meeting. Stockholders are requested to vote by completing, signing, dating and returning the enclosed proxy in the enclosed postage-paid envelope. Any stockholder may vote for, against, or withhold authority to vote on any matter to come before the Annual Meeting. If the enclosed proxy is properly completed, signed, dated and returned, and not revoked, it will be voted in accordance with the instructions therein. If a proxy is returned with no instructions given, the proxy will be voted FOR all of the matters described in
                                            ---
this Proxy Statement calling for a vote of the stockholders. If instructions are given with respect to some but not all proposals, such instructions as are given will be followed and the proxy will be voted FOR the
                                                                       ---
proposals on which no instructions are given.

         The close of business on March 12, 2002 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of those stockholders of record entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of the Record Date, the Company had outstanding 699,156 shares of Common Stock. Each share of Common Stock entitles its owner to one vote on each matter calling for a vote of stockholders at the Annual Meeting.

         The presence, in person or by proxy, of the holders of at least a majority of shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Since many of our stockholders cannot attend the Annual Meeting, it is necessary that a large number be represented by proxy. Accordingly, the Board of Directors has designated proxies to represent those stockholders who cannot be present in person and who desire to be so represented. In the event there are not sufficient stockholders present, in person or by proxy, to constitute a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

         In order to be elected, a nominee need only receive a plurality of the votes cast in the election of the applicable class of directors for which he has been nominated. As a result, those persons nominated for election who receive the largest number of votes will be elected as directors. Accordingly, shares not voted for any reason with respect to any one or more nominees will not be counted as votes against such nominees. No stockholder has the right to cumulatively vote his or her shares in the election of directors.

         The proposal to ratify the appointment of the Company's independent auditor for the year ending December 31, 2002 will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal.

         Abstentions will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will not be counted in tabulating the votes cast on any proposal submitted to the stockholders. Broker non-votes will not be counted either for determining the existence of a quorum or for tabulating votes cast on any proposal.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that any person who acquires the beneficial ownership of more than 5% of the Common Stock of the Company notify the Securities and Exchange Commission (the "SEC") and the Company. Following is certain information, as of the Record Date, regarding all persons or "groups", as defined in the Exchange Act, who held of record or who are known to the Company to own beneficially more than 5% of the Company's Common Stock.

                                         Amount and
                                          Nature of                  Percentage
Name and Address                         Beneficial                      of
of Beneficial Owner                     Ownership/1,2/                Class/3/
-------------------                     ---------                    ----------

Claude U. Voils, Jr.                    126,246/4,5,6/                  16.9%
221 South Academy Street
Mooresville, NC 28115

Jack G. Lawler                          126,246/4,5/                    16.9%
1312 7/th/ Avenue, N.E.
Jacksonville, AL 36265

Donald R. Belk                          129,799/4,5,7/                  17.4%
630 Belk Road
Mt. Ulla, NC 28125
                                        120,391/4,8/                    16.2%
Don E. Mills, Jr.
121 Colony Drive
Mooresville, NC  28115
                                         52,548/9/                       7.1%
Salem Investment Counselors, Inc.
P.O. Box 25437
Winston-Salem, NC 27114-5427

_______________________________________

/1/ Voting and investment power is not shared unless otherwise indicated.

/2/ Unless otherwise noted, all shares are owned directly or indirectly by the named individuals, by their spouses and minor children, or by other entities controlled by the named individuals.

/3/ Based upon a total of 745,280 shares of Common Stock, 699,156 of which are outstanding at the Record Date, and 46,124 of which may be purchased within 60 days of the Record Date pursuant to the Company's Stock Option Plan.

/4/ Includes 115,525 allocated and unallocated shares of the Company's Common Stock held by the Mooresville Savings Bank, Inc., SSB Employee Stock Ownership Plan (the "ESOP"). Messrs. Voils, Lawler, Belk and Mills serve as the trustees of the ESOP, and the trustees of the ESOP share certain voting and investment power for such shares.

/5/ Includes (i) 3,372 shares of the Common Stock which may be purchased within 60 days of the Record Date by each of Messrs. Voils, Lawler and Belk pursuant to options granted under the Coddle Creek Financial Corp. Stock Option Plan (the "Stock Option Plan" or the "Plan"), and (ii) 1,349 shares of the Company's Common Stock awarded to each of Messrs. Voils, Lawler and Belk on January 26, 1999 under the Mooresville Savings Bank, Inc., SSB Management Recognition Plan (the "MRP"), 25% of which vested immediately upon grant, and 25% of which vested on each of January 26, 2000, 2001 and 2002.

/6/ Includes 6,000 shares of the Common Stock owned jointly with Mr. Voils wife.

/7/ Includes 1,553 shares owned by Mr. Belk's wife, for which Mr. Belk disclaims beneficial ownership.

/8/ Includes (i) 600 shares of the Common Stock which may be purchased within 60 days of the Record Date pursuant to options granted under the Company's Stock Option Plan, (ii) 400 shares of the Company's Common Stock awarded to Mr. Mills on January 26, 2000 under the MRP, 25% of which vested on each of January 26, 2000, 2001, and 2002 and the remaining 25% of which shall vest on January 26, 2003, and (iii) 315 shares owned by his wife.

/9/ Based upon the Schedule 13G filed February 11, 2002, Salem Investment Counsellors, Inc. ("Salem"), a registered investment advisor, is deemed to beneficially own 52,548 shares of the Company's common stock as of December 31, 2001, all of which are shares held in investment vehicles for which Salem serves as investment manager. Salem disclaims beneficial ownership of all such shares.

         Set forth below is certain information, as of the Record Date, regarding those shares of Common Stock owned beneficially by each of the members of the Board of Directors (including nominees for re-election at the Annual Meeting), each of the members of the board of directors of the Bank, certain executive officers of the Company and the Bank, and the directors and executive officers of the Company and the Bank as a group.


                                                   Amount and
                                                    Nature of         Percentage
                                                   Beneficial            of
Name and Address                                  Ownership/1,2/       Class/3/
----------------                                  ---------           ----------

George W. Brawley, Jr.,President, Chief            44,050/4/             5.9%
Executive Officer and Chairman of the Board of Directors of the Bank and the Company, Nominee for Re-election
143 Bufflehead
Mooresville, NC 28115

Dale W. Brawley, Executive Vice President          32,577/5/             4.4%
and Treasurer of the Bank and the Company, Director of the Company, Nominee for Re-election
523 Houston Road
Troutman, NC 28166

Claude U. Voils, Jr., Director of the Bank        126,246/6,7,8/        16.9%
and the Company, Nominee for  Re-election
221 South Academy Street
Mooresville, NC 28115


Jack G. Lawler, Director of the Bank and the      126,246/6,7/          16.9%
Company, Nominee for Re-election
1312 7/TH/ Avenue, N.E.
Jacksonville, AL 36265

Donald R. Belk, Director of the Bank and          129,799/6,7,9/        17.4%
the Company, Nominee for Re-election
630 Belk Road
Mt. Ulla, NC 28125

Don E. Mills, Jr., Director of the Bank and       120,391/6,10/         16.2%
the Company, Nominee for Re-Election
121 Colony Drive
Mooresville, NC 28115

                                                  Amount and
                                                   Nature of          Percentage
                                                  Beneficial              of
Name and Address                                Ownership/1,2/         Class/3/
----------------                                ---------             ----------

Billy R. Williams, Secretary and                  13,213/11/              1.8%
Controller of the Bank and the Company
143 Clark Branch Lane
Mooresville, NC 28115

Directors and Executive Officers as a
Group (8 Persons)                                247,097/12/             33.2%

________________________________

/1/ Voting and investment power is not shared unless otherwise indicated.

/2/ Unless otherwise noted, all shares are owned directly or indirectly by the named individuals, their spouses and/or minor children, or other entities controlled by the named individuals at the Record Date.

/3/ Based upon a total of 745,280 shares of Common Stock, 699,156 of which are outstanding at the Record Date and 46,124 of which may be purchased within 60 days of the Record Date pursuant to the Company's Stock Option Plan.

/4/ Includes (i) 12,646 shares of the Common Stock which may be purchased within 60 days of the Record Date pursuant to options granted under the Company's Stock Option Plan, (ii) 625 shares held in the Bank's 401(k) Plan for the benefit of Mr. G. Brawley, (iii) 6,745 shares of the Company's Common Stock awarded to Mr.
G. Brawley on January 26, 1999 under the MRP, 25% of which vested immediately upon grant and each on January 26, 2000, 2001, and 2002, (iv) 3,144 shares allocated to Mr. G. Brawley under the ESOP through December 31, 2001, (v) 6,000 shares owned by Mr. G. Brawley's wife, for which Mr. G. Brawley disclaims beneficial ownership, and (vi) 1,000 shares owned jointly with Mr. G. Brawley's mom.

/5/ Includes (i) 12,646 shares of the Common Stock which may be purchased within 60 days of the Record Date pursuant to options granted under the Company's Stock Option Plan, (ii) 4,935 shares of Common Stock held in the Bank's 401(k) Plan for the benefit of Mr. D. Brawley, (iii) 6,745 shares of the Company's Common Stock awarded to Mr. D. Brawley on January 26, 1999 under the MRP, 25% of which vested immediately and on each of January 26, 2000, 2001, and 2002, (iv) 2,723 shares allocated to Mr. D. Brawley under the ESOP through December 31, 2001, and
(v) 1,210 shares owned by his wife and minor children.

/6/ Includes 115,525 allocated and unallocated shares of the Company's Common Stock held by the Mooresville Savings Bank, Inc., SSB Employee Stock Ownership Plan (the "ESOP"). Messrs. Voils, Lawler, Belk and Mills serve as the trustees of the ESOP, and the trustees share certain voting and investment power for such shares.

/7/ Includes (i) 3,372 shares of the Common Stock which may be purchased within 60 days of the Record Date by each of Messrs. Voils, Lawler and Belk pursuant to options granted under the Company's Stock Option Plan, and (ii) 1,349 shares of the Company's Common Stock awarded to each of Messrs. Voils, Lawler and Belk on January 26, 1999 under the MRP, 25% of which vested immediately upon grant and on each of January 26, 2000, 2001, and 2002.

/8/ Includes 6,000 shares owned jointly with Mr. Voil's wife.

/9/ Includes 1,553 shares owned by Mr. Belk's wife, for which Mr. Belk disclaims beneficial ownership.

/10/ Includes (i) 600 shares of the Common Stock which may be purchased within 60 days of the Record Date pursuant to options granted under the Company's Stock Option Plan (ii) 400 shares of the Company's Common Stock awarded to Mr. Mills on January 26, 2000 under the MRP, 25% of which vested on each of January 26, 2000, 2001, and 2002, and the remaining 25% of which shall vest on January 26, 2003, and (iii) 315 shares owned by Mr. Mill's wife.

/11/ Includes (i) 5,058 shares of the Common Stock which may be purchased within 60 days of the Record Date pursuant to options granted under the Company's Stock Option Plan, (ii) 1,765 shares of the Common Stock held in the Bank's 401(k) Plan for the benefit of Mr. Williams, (iii) 2,697 shares of Common Stock awarded on January 26, 1999 under the MRP, 25% of which vested immediately and on each of January 26, 2000, 2001, and 2002, (iv) 2,387 shares allocated to Mr. Williams under the ESOP through December 31, 2001, and (v) 404 shares for which Mr. Williams shares voting and investment power.

/12/ The 115,525 shares held by the ESOP for which the trustees, Messrs. Voils, Lawler, Belk and Mills share voting and investment power, as well as ESOP shares allocated to the executive officers, have been included only once in the total number of shares owned beneficially by the directors and officers as a group.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes, except as disclosed in the following sentence, that during the fiscal year ended December 31, 2001, all of its executive officers and directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements. On February 6, 2001, Don
E. Mills, Jr. made a one time purchase of 1,000 shares of common stock which was not timely reported on a Form 4 but has since been reported to the Securities and Exchange Commission.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

Nominees

         The Articles of Incorporation and Bylaws of the Company provide that the number of directors of the Company shall not be less than five (5) nor more than fifteen (15). The exact number of directors shall be fixed from time to time by the Board of Directors. The Board of Directors has currently fixed the size of the Board at six (6) members.

         The Articles of Incorporation and Bylaws provide that, at all times that the number of directors is less than nine (9), each director shall be elected to a term ending as of the next succeeding annual meeting of shareholders or until his or her earlier death, resignation, retirement, removal or disqualification or until his or her successor shall be elected and shall qualify.

         The Board of Directors has nominated the six (6) persons named below for election as directors for the term specified or until their earlier death, resignation, retirement, removal or disqualification or until their successors are elected and qualify. All nominees currently serve as Directors of the Company.

         The persons named in the accompanying form of proxy intend to vote any shares of the Common Stock represented by valid proxies received by them to elect the six (6) nominees listed below as directors for the term expiring at the 2003 Annual Meeting of the shareholders, unless authority to vote is withheld or such proxies are revoked. In the event that any of the nominees should become unavailable to accept nomination or election, it is intended that the proxy holders will vote to elect in his stead such other person as the present Board of Directors may recommend or to reduce the number of directors to be elected at the Annual Meeting by the number of such persons unable or unwilling to serve (subject to the requirements of the Company's Articles of Incorporation and Bylaws). The present Board of Directors has no reason to believe that any of the nominees named herein will be unable to serve if elected to office. In order to be elected as a director, a nominee need only receive a plurality of the votes cast.

         The following table sets forth as to each nominee, his name, age, principal occupation during the last five years and the year he was first elected as a director of the Bank or the Company.

                                     Age on
                                  December 31,     Principal Occupation                 Term         Director
   Name                              2001          During Last Five Years              Expires        Since/1/
   ----                              ----          ----------------------              --------       -----
   Donald R. Belk                     70         President, E.F. Belk & Son              2002          1974
                                                 Electrical Contractors

   Dale W. Brawley                    44         Executive Vice President and            2002          1997
                                                 Treasurer of the Company and the
                                                 Bank

   George W. Brawley, Jr.             68         President, Chief Executive              2002          1968
                                                 Officer and Chairman of the
                                                 Board of Directors of the Bank
                                                 and the Company

   Jack G. Lawler                     73         Retired President, Taltronics,          2002          1992
                                                 division of Tally Industries, a
                                                 precision instruments
                                                 manufacturer

   Don E. Mills, Jr.                  44         Optometrist; Optometric Eye             2002          1999
                                                 Care Center

   Claude U. Voils, Jr.               72         Retired Chemist; National Starch        2002          1970

_____________________________

/1/ The date listed is the date each nominee, other than Dale Brawley, began serving on the Bank's board of directors. Dale Brawley is a member of the Company's Board of Directors but not a member of the Bank's board of directors.

         George W. Brawley, Jr. is the father of Dale W. Brawley and the brother-in-law of Donald R. Belk. Dale W. Brawley is the nephew of Donald R. Belk.

         The Board of Directors recommends a vote FOR all of the listed nominees
                                                  ---
for election as directors.

Board of Directors of the Bank

         The Bank currently has a five (5) member board of directors which is currently comprised of all of the same persons who are currently directors of the Company other than Dale W. Brawley.

Meetings of the Board and Committees of the Board

         The Board of Directors is scheduled to meet on a monthly basis or as needed. During fiscal 2001, the Board of Directors held twelve (12) meetings. Each member of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board of Directors, the Bank's board of directors and committees of both boards on which he served during the year ended December 31, 2001.

         The Board of Directors has one standing committee -- the Audit Committee. The Audit Committee of the Board consists of all members of the Board of Directors, except George W. Brawley, Jr. and Dale W. Brawley, as well as Richard Oliphant and Richard Woods, who are the Company's chief internal auditing officer and central compliance officer, respectively. These members are believed to be independent as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' Listing Standards. In accordance with the Audit Committee's written charter, which was adopted by the Board of Directors on May 16, 2000, the Audit Committee meets at least once during each fiscal quarter, and it also meets on an as needed basis. At it's meetings, this committee reviews and discusses (i) examination activities performed during the prior audit quarter, (ii) lending or credit activity achieved during the prior audit quarter, (iii) quarterly and annual audit reports from the Company and the Bank's independent auditor, (iv) and other significant issues or situations as deemed necessary by current regulatory requirements or market conditions. The Audit Committee's role is to act on behalf of the Board of Directors and oversee all material aspects of the Company's reporting, control and audit functions, except those specifically related to the responsibilities of another standing committee of the Board. The Audit Committee met four (4) times during the fiscal year ended December 31, 2001.

         The Audit Committee has reviewed and discussed with the Company's independent auditors all matters required to be discussed by the Statement on Auditing Standards No. 61 (Codification of Statements of Auditing Standards), as amended. The Audit Committee has also reviewed and discussed the Company's audited financial statements with management. In addition, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independent Discussions with Audit Committees," as modified or supplemented, and discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. Based upon the Audit Committee's review and discussions with management and the independent auditors referenced above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Audit Committee has also recommended reappointment, subject to shareholder approval, of the independent auditors, and the Board of Directors concurred in such recommendation.

                                                      Donald R. Belk
                                                      Jack G. Lawler
                                                      Don E. Mills, Jr.
                                                      Claude U. Voils
                                                      Richard B. Oliphant
                                                      Richard E. Woods

         The Bank's board of directors has appointed three standing committees to which certain responsibilities have been delegated -- the Audit Committee, Executive Committee and the Buildings and Grounds Committee. The members of the Company's Audit Committee also serve on the Bank's Audit Committee. The Bank's Audit Committee meets on an as-needed basis and performs similar functions as the Company's Audit Committee. The Bank's Audit Committee met four (4) times during the fiscal year ended December 31, 2001, and each meeting was a joint meeting with the Company's Audit Committee.

         The Executive Committee is composed of directors Voils, G. Brawley, Belk and Mills. The Executive Committee makes recommendations to the full board of directors of the Bank and acts on policies adopted by the board of directors of the Bank in the absence of a meeting of the entire board of directors. This committee meets on an as needed basis, and during the fiscal year ended December 31, 2001, the Executive Committee met one (1) time.

         Neither the Company nor the Bank has a nominating or compensation committee. The Bank's full board of directors performs such functions as typically performed by a nominating committee. In addition, the Bank's full board of directors determines the compensation of the executive officers of the Company and the Bank.

         The salaries of the executive officers, including the salary of its chief executive officer, are determined based upon a number of factors, including each executive officer's contribution to the Bank's overall operations and performance. The Bank's board of directors also rely on comparisons with compensation paid to executives of comparable financial institutions and other businesses in the Bank's area. For example, the Bank's board of directors evaluates its salaries with those salaries listed in an annual compensation survey compiled by the North Carolina Bankers

Association. The Bank's board of directors will also compare the Bank's financial performance with the financial performance of similar institutions, past years' performance and the board's performance expectations. If the Bank's performance compares favorably with these standards, and if the executive officer's contribution to such performance is satisfactory, that executive officer will receive an annual salary comparable to compensation paid by other like institutions. Salaries established for the executive officers during fiscal 2001 reflect the Bank's board of directors' assessment that the Bank's financial performance met expectations and was comparable to or exceeded general market performance. To the extent the Bank performs well in accordance with the standards established by the Bank's board of directors, executive officers may be awarded with increased bonuses. Neither of Messrs. G. Brawley or D. Brawley participate in any discussions or decisions regarding their own compensation.

                                                  George W. Brawley, Jr.
                                                  Dale W. Brawley
                                                  Claude U. Voils, Jr.
                                                  Jack G. Lawler
                                                  Donald R. Belk
                                                  Don E. Mills,. Jr.

Directors' Compensation

         Directors' Fees. Members of the Board of Directors receive no fees or compensation for their service. However, all members of the Board of Directors, other than Dale Brawley, are also directors of the Bank and are compensated for that service. For their service on the Bank's board of directors, all members of the Bank's board receive $1,200 per month. No additional fees were paid for service on Board Committees.

         Deferred Compensation. Messrs. Belk, G. Brawley, Lawler, and Voils have entered into one or more unfunded deferred compensation agreements under seven
(7) substantially similar, but separate plans with the Bank under which the participating Directors have waived payment of their Board of Directors fees and specified amounts for a period of five or six years, depending upon the plan. Upon attaining 55, 65 or 70 years of age, depending upon the plan, the Directors will be eligible to receive a specified payment in equal monthly installments over a period of one hundred twenty (120) months. Such payment shall be made to the designated beneficiary of the Director should the Director die prior to attaining the age specified in the agreements. The agreements also provide for payments of benefits in the event the Director otherwise terminates his directorship, subject to a five year vesting schedule. Some agreements provide for the forfeiture of benefits in some circumstances. Certain unfunded deferred compensation agreements were amended in December, 1998 to defer payment until the participant reaches age 70 or retires, if earlier, and to increase the benefit by 5% for each year of deferral. Participants already receiving payments have been allowed to defer further payments until age 70 or retirement, if earlier.

         The Bank has purchased life insurance policies on the lives of the Directors to assist the Bank in meeting its obligations under the agreements. Messrs. Voils, Lawler and Belk have begun receiving monthly payments under some of his deferred compensation agreements. The total expense related to the Directors' deferred compensation arrangements was $139,376 in the fiscal year ended December 31, 2001.

         Retirement Plans. In addition, the Bank has entered into certain Retirement Plan Agreements with Messrs. Belk, G. Brawley and Voils. The agreements provide for a monthly payment of $1,000 upon retirement following a Director's attainment of age 65 (but no sooner than five years from the date of the Retirement Plan Agreement), death or disability. The agreements also provide for payment of benefits in the event the Director otherwise terminates his directorship subject to a vesting schedule. Payments under the agreements are to be made in equal monthly installments over a period of one hundred twenty (120) months. Payments under the Agreements to each of Messrs. G. Brawley, Belk and Voils began in November, 1998, until such agreements were amended in December 1998 to provide for payment of the remainder of benefits upon the Director's attainment of age 70. As a result, Mr. G. Brawley received no payments under the agreements during fiscal 2001. Mr. Voils and Mr. Belk received $12,180 and $1,152, respectively, in fiscal 2001 under such agreements. The Bank has purchased life insurance policies to assist the Bank in meeting its obligations under the Agreements. The Bank recorded an expense in the amount of $51,849 related to the Directors' Retirement Plan Agreements in the fiscal year ended December 31, 2001.

         Stock Option Plan and Management Recognition Plan. Members of the Board of Directors participate in the Coddle Creek Financial Corp. Stock Option Plan (the "Stock Option Plan" or the "Plan") and the Mooresville Savings Bank, Inc. SSB Management Recognition Plan (the "MRP"), each of which were adopted by the stockholders on January 26, 1999, with certain amendments approved by the stockholders on April 21, 1999. As a participant under the Stock Option Plan, each of the Board members received cash payments awarded to all participants in an amount equal to the regular and return of capital dividends paid per share of the Common Stock for each share that Board member has an option to purchase under the Plan. These payments and each of these plans are discussed more fully in the discussion entitled "Executive Compensation - Stock Option Plan" and "Executive Compensation - Management Recognition Plan" set forth below.

Executive Officers

         The following table sets forth certain information with respect to the persons who are executive officers of either the Company or the Bank or both.

                                     Age on                                                       Employed By
                                  December 31,             Positions and Occupations             the Bank or the
  Name                               2001                   During Last Five Years                Company Since
  ----                            ------------             -------------------------              -------------
  George W. Brawley, Jr.               68          President Chief Executive Officer and              1957
                                                   Chairman of the Board of Directors of
                                                   the Company and the Bank

  Dale W. Brawley                      44          Executive Vice President and Treasurer             1980
                                                   of the Company and the Bank

  Billy R. Williams                    41          Secretary and Controller of the                    1986
                                                   Company and the Bank

  Richard E. Woods                     52          Vice President and Compliance Officer              1980


         George W. Brawley, Jr., President, Chief Executive Officer and Chairman of the Board of Directors of the Company and the Bank, holds a fifty percent (50%) ownership interest in Mooresville Insurance Agency, Inc., an insurance agency which rents approximately 300 square feet of office space from, and places insurance coverage for, the Bank. Dale W. Brawley, Executive Vice President and Treasurer of the Company and the Bank and Director of the Company, holds a ten percent (10%) ownership interest in the insurance agency. Mr. G. Brawley's wife holds the remaining forty percent (40%) ownership interest in the insurance agency. Neither Mr. G. Brawley nor Mr. D. Brawley is active in the management of the insurance agency. Mooresville Insurance Agency, Inc. has rented space from the Bank since 1964 and has had a formal lease agreement since 1993. The lease was an arms-length agreement entered into by the Bank's board, with neither Mr. G. Brawley nor D. Brawley participating in the discussion. The Bank's board feels that the rent approximates the fair value of the leased space. The insurance agency rents its office space from the Bank at the market rate for similar space in Mooresville, and the Bank's customers are not referred to the insurance agency. The insurance agency paid the Bank $1,305 in rent during each of the 2000 and 2001 fiscal years, and the insurance agency received approximately $3,351 and $8,627 in insurance commissions on the Bank's insurance coverage during the 2000 and 2001 fiscal years, respectively. The current lease between the insurance agency and the Bank terminates on November 30, 2002.

Executive Compensation

         The executive officers of the Company are not paid any cash compensation by the Company. However, the executive officers of the Company also are executive officers of the Bank and receive cash compensation from the Bank.

         The following table sets forth for the fiscal years ended December 31, 2001, 2000 and 1999 certain information as to the cash compensation received by and the amounts accrued for the benefit of George W. Brawley, the President and Chief Executive Officer of the Bank; Dale W. Brawley, the Executive Vice President and Treasurer of the Bank; and Billy R. Williams, the Secretary and Controller of the Bank. No information for any other Bank executive officer who earned compensation in excess of $100,000 during the year ended December 31, 2001 has been included due to the fact that the threshold was met only as a result of non-recurring payments received under the Company's Stock Option Plan in connection with the return of capital dividend paid to shareholders during fiscal 2001.

                                                      Annual Compensation              Long Term Compensation Awards
                                              ------------------------------------   ---------------------------------

                                                                                                      Securities
                                                                                                  Underlying Options/
                                                                                                  Stock Appreciation
                                                                      Other Annual  Restricted        Rights
    Name and                  Year Ending                             Compensation    Stock          ("SARS")            All Other
Principal Position            December 31,   Salary        Bonus         ($)/1/      Awards/2/      (in shares)        Compensation
------------------            ------------   ------        -----      ------------   ------         -----------        ------------
George W. Brawley, Jr.            2001      $198,545/3/   $ 51,482/4/     -------     ------           -------         $109,664/5/
President, Chief Executive
Officer and Chairman of the       2000      $191,160/6/   $ 49,165/7/     -------     ------           -------         $ 76,369/8/
Board of Directors
                                  1999      $181,740/9/   $185,928/10/    -------    $321,247/11/   16,862/16,862/12/  $(12,864)/13/



Dale W. Brawley, Executive        2001      $111,122      $42,490/4/      -------     -------          -------         $ 58,507/14/
Vice President, Treasurer and
Director                          2000      $106,998/15/  $45,550/7/      -------     -------          -------         $ 56,939/16/

                                  1999      $101,100/17/  $167,493/10/    -------    $321,247/11/   16,862/16,862/12/  $ 95,825/18/


Billy R. Williams, Secretary      2001      $ 77,167      $36,623/4/      -------     -------          -------         $ 29,397/19/
and Controller
                                  2000      $ 74,200      $34,936/7/      -------     -------          -------         $ 37,008/20/

                                  1999      $ 70,000/21/  $ 67,699/22/    -------    $128,461/23/    6,745/6,745/12/   $ 33,896/24/




__________________________________________

Footnotes on following pages

/1/Under the "Other Annual Compensation" category, perquisites for the fiscal years ended December 31, 2001, 2000, and 1999 did not exceed the lesser of $50,000 or 10% of salary and bonus as reported for Messrs. G. Brawley, D. Brawley and Williams.

/2/At the end of the fiscal year ended December 31, 2001, Messrs G. Brawley, D. Brawley and Williams had 1,687, 1,687and 675 shares of Common Stock (respectively) which had not vested under the MRP, which had a market value of $50,610, $50,610 and $20,250, respectively, based upon the $30.00 per share market price at the close of December 31, 2001. Messrs. G. Brawley, D. Brawley and Williams have rights of ownership with respect to such restricted shares granted, including the right to receive dividends. Each person received the $17.18 per share return of capital dividend declared August 17, 1999 on his restricted shares, as well as the $20.00 return of capital declared January 2, 2001. For further information regarding such restricted stock, See footnotes 11 and 23 below.

/3/Includes (a) $14,400 in director's fees paid to Mr. G. Brawley in the fiscal year ended December 31, 2001.

/4/This bonus amount includes a Christmas bonus paid to Mr. G. Brawley, Mr. D. Brawley and Mr. Williams in the amount of $14,732, $8,890, and $6,173, respectively, and an end of the year performance bonus in the amount of $36,750, $33,600 and $30,450, respectively, which was deferred by all of them until the 2002 fiscal year. During fiscal 2001, Mr. G. Brawley, Mr. Dale Brawley and Mr. Williams also received $344,153, $344,153, and $137,665 respectively, as cash payments authorized under the Company's Stock Option Plan, which are not reflected in the amounts set forth in the compensation table. These payments were calculated to equal the return of capital and the quarterly dividends paid per share during the fiscal 2001 year multiplied by the options held by each of them as of the date of payment.

/5/Includes (a) $70,481 accrued under various deferred compensation, salary continuation, and supplemental income agreements established for the benefit of Mr. G. Brawley, (b) $5,250 contributed to the Bank's 401(k) and the Non-Qualified Excess Benefit Plan for the benefit of Mr. G. Brawley and (c) 689 shares of the Common Stock of the Company with a market value of $20,670 ($30.00 per share) which were allocated to Mr. G. Brawley for this year under the ESOP.

/6/Includes (a) $14,400 in director's fees and (b) $150 in real estate appraisal fees paid to Mr. G. Brawley in the fiscal year ended December 31, 2000.

/7/During fiscal 2000, Mr. G. Brawley, Mr. Dale Brawley and Mr. Williams received $10,792, $10,792 and $4,317, respectively, as cash payments authorized under the Company's Stock Option Plans. These payments were calculated to equal the quarterly dividend paid per share at the end of fiscal 1999 multiplied by the options held by each of them as of that date. Mr. G. Brawley, Mr. D. Brawley and Mr. Williams also received $32,206, $32,206 and $12,883, respectively, as cash payments equal to all quarterly dividends paid per share during fiscal 2000 multiplied by the number of options held by each of them as of the date of payment. None of these payments which were made pursuant to the Stock Option Plan are reflected in this year's compensation table.

/8/Includes (a) $28,734 accrued under various deferred compensation, salary continuation, and supplemental income agreements established for the benefit of Mr. G. Brawley, (b) $12,562 contributed to the Bank's 401(k) and the Non-Qualified Excess Benefit Plan for the benefit of Mr. G. Brawley and (c) 866 shares of the Common Stock of the Company with a market value of $35,073 ($40.50 per share), which were allocated to Mr. G. Brawley for this year.

/9/Includes (a) $14,400 in directors fees, (b) $300 in real estate appraisal fees paid to Mr. G. Brawley in the fiscal year ended December 31, 1999, and (c) $13,920 deferred until the fiscal year ending December 31, 2000.

/10/$107,061 represents 1,686 of the 6,745 shares of the Common Stock awarded to Messrs. G. Brawley and D. Brawley on January 26, 1999 under the MRP, which vested immediately upon grant and had a market value of $63.50 per share on the date of grant. $40,963 and $25,300 represents bonus compensation deferred until fiscal 2000 by Mr. G. Brawley and Mr. D. Brawley, respectively.

/11/Represents 5,059 shares of the 6,745 shares of the Common Stock awarded to Messrs. G. Brawley and D. Brawley under the MRP, which did not vest under the MRP on the date of grant (January 26, 1999). The restricted shares of the Common Stock had a market value of $63.50 per share on the date of grant and $30.00 per share as of December 31, 2001. Twenty-five percent (25%) of the shares granted vested on each of the date of grant (January 26, 1999), and January 26, 2000, 2001, and 2002. Messrs. G. Brawley and D. Brawley have rights of ownership with respect to the shares granted, including the right to receive regular and return of capital dividends.

/12/The options granted pursuant to the Company's Stock Option Plan entitles Messrs. G. Brawley, D. Brawley and Williams to purchase, at any time after vesting and before October 20, 2009, shares of the Common Stock in exchange for an exercise price of $31.00 per share, which represents the fair market value of the shares on the date of grant. These options began vesting 25% on the date of grant (October 20, 1999) and have vested and will continue to vest at 25% each year thereafter until all such options are vested on October 20, 2002. Under the Stock Option Plan, options become 100% vested upon certain events, including the death or disability of the holder. In tandem with the options, Messrs. G. Brawley, D. Brawley and Williams were granted stock appreciation rights ("SARs"), which vest in the same quantity and on the same schedule as the options. See "Executive Compensation - Stock Option Plan" for information about the terms of the Stock Option Plan, including a further description of the SARs.

/13/As a result of amendments to various compensation, directors retirement and supplemental income agreements established for the benefit of Mr. G. Brawley which postponed the date payments would begin under such plans, expenses previously accrued under the prior accelerated payment schedule were credited to the Bank resulting in a net credit of $54,490 under such plans. This credit is offset by (i) the $11,460 contributed to the Bank's 401(k) and the Non-qualified Excess Benefit Plan for the benefit of Mr. G. Brawley and (ii) 1,014 shares of the Common Stock of the

Company with a market value of $30,166 as of December 31, 1999, ($29.75 per share) which were allocated to G. Brawley under the ESOP for the year.

/14/Includes (a) $24,698 accrued under various deferred compensation, salary continuation and supplemental income agreements established for the benefit of Mr. D. Brawley, (b) $3,333 contributed to the Bank's 401(k) and the Non-Qualified Excess Benefit Plan for the benefit of Mr. D. Brawley, (c) 689 shares of Common Stock of the Company with a market value of $20,670 ($30.00 per share) as of December 31, 2001 which were allocated to Mr. D. Brawley for the year under the ESOP, and (d) $33,600 deferred until the fiscal year ending December 31, 2002.

/15/Includes $150 in real estate appraisal fees paid to Mr. D. Brawley during the fiscal year ended December 31, 2000.

/16/Includes (a) $14,342 accrued under various deferred compensation, salary continuation, and supplemental income agreements established for the benefit of Mr. D. Brawley, (b) $10,197 contributed to the Bank's 401(k) and the Non-Qualified Excess Benefit Plan for the benefit of Mr. D. Brawley, and (c) 800 shares of Common Stock of the Company with a market value of $32,400 ($40.50 per share) as of December 31, 2000 which were allocated to Mr. D. Brawley for the year under the ESOP.

/17/Includes (a) $300 in real estate appraisal fees paid to Mr. D. Brawley in the fiscal year ended December 31, 1999 and (b) $8,400 deferred until fiscal year ending December 31, 2000.

/18/Includes (a) $62,551 accrued under various deferred compensation, salary continuation, and supplemental income agreements established for the benefit of Mr. D. Brawley, and (b) $6,916 contributed to the Bank's 401(k) and the Non-Qualified Excess Benefit Plan for the benefit of Mr. D. Brawley. Also includes 886 shares of the Common Stock of the Company with a market value of $26,358 ($29.75 per share) as of December 31, 1999, that were allocated to Mr.
D. Brawley under the ESOP for the year.

/19/Includes (a) $2,315 contributed to the Bank's 401(k) and the Non-Qualified Excess Benefit Plan for the benefit of Mr. Williams, (b) 689 shares of the Common Stock of the Company allocated for the benefit of Mr. Williams under the ESOP for the year with a market value of $20,670 ($30.00 per share) as of December 31, 2001, and (c) $301,450 deferred until the fiscal year ended December 31, 2002.

/20/Includes (a) $6,592 contributed to the Bank's 401(k) and the Non-Qualified Excess Benefit Plan for the benefit of Mr. Williams, and (b) 751 shares of the Common Stock of the Company allocated for the benefit of Mr. Williams under the ESOP for the year with a market value of $30,416 ($40.50 per share) as of December 31, 2000.

/21/Includes $5,833 deferred until the fiscal year ending December 31, 2000.

/22/$42,799 represents 674 of the 2,697 shares of the Common Stock awarded to Mr. Williams on January 26, 1999 under the MRP, which vested immediately upon grant and at a market value of $63.50 per share on the date of grant.

/23/Represents 2,023 shares of the Common Stock of the 2,697 shares awarded to Mr. Williams under the MRP, which did not vest under the MRP on the date of grant (January 26, 1999). The restricted shares of the Common Stock had a market value of $63.50 per share on the date of grant and $30.00 per share as of December 31, 2001. Twenty-five percent (25%) of the shares granted vested on the date of grant (January 26, 1999) and each of January 26, 2000, 2001 and 2002. Mr. Williams has rights of ownership with respect to the shares granted, including the right to receive dividends.

/24/Includes (a) $8,010 accrued under a supplemental income agreement with the Bank and (b) $4,644 contributed to the Bank's 401(k) and the Non-Qualified Excess Benefit Plan for the benefit of Mr. Williams. Also includes 714 shares of the Common Stock of the Company with a market value of $21,242 ($29.75 per share) as of December 31, 1999, that were allocated to Mr. Williams under the ESOP for the year.

          Bonus Compensation. Employees receive annual discretionary holiday bonuses, which during fiscal years 2001, 2000, and 1999 totaled $76,740, $70,952, and $55,172, respectively, in the aggregate paid for all employees. The Bank anticipates that discretionary bonuses will continue to be paid to its employees in the future. However, as is the case with the Bank's compensation arrangements in general, the Bank's bonus compensation is subject to regulatory oversight, and therefore, could be changed in the future in response to regulatory requirements or otherwise. The year-end bonuses paid to the executive officers for the fiscal year 2000 were paid during that year, and as a result, no performance bonuses were actually paid during fiscal year 2001. Mr. G. Brawley, Mr. D. Brawley and Mr. Williams were awarded a year end performance bonus in the amount of $36,750, 33,600 and $30,400, respectively, but each of them deferred payment of such bonuses until the 2002 fiscal year.

          Deferred Compensation, Supplemental Income and Salary Continuation Agreements. The Bank has entered into three separate but substantially similar deferred compensation agreements with Dale W. Brawley, Executive Vice President and Treasurer. The terms of these agreements are generally described in "Directors Compensation," as are the terms of George W. Brawley, Jr.'s six deferred compensation agreements; however, unlike the terms of the agreements for the directors, Mr. D. Brawley's agreements were not amended in 1998. During the fiscal year ended

December 31, 2001, the Bank accrued $95,179 towards the cost of the benefits to be provided to Mr. G. Brawley and Mr. D. Brawley under these agreements.

          The Bank has also entered into separate salary continuation agreements with Mr. G. Brawley, Mr. D. Brawley and eight other non-executive employees of the Bank. These agreements provide that the employee will receive a monthly payment of $834 for five years upon the later of retirement or reaching 65 years of age, for a total payment of $50,000. Mr. G. Brawley's agreement was amended in 1998 to defer payment until he reaches age 70. In the event of the employee's death before all payments have been made, benefits would be payable to designated beneficiaries. In addition, if the employee should die prior to reaching 65 years of age, certain monthly payments would be made for a five-year period to designated beneficiaries. In the event the employee terminates his employment, for reasons other than death, prior to reaching 65 years of age, the monthly benefit payment would be reduced. The Bank has purchased life insurance on the lives of the participants to reimburse the Bank at the death of the participant for a part of the Bank's cost associated with the agreements. The annual life insurance premium associated with the agreements for Mr. G. Brawley and Mr. D. Brawley is $3,951 and $314, respectively. During the fiscal year ended December 31, 2001, the Bank accrued $12,168 towards the cost of the benefits to be provided to Mr. G. Brawley and Mr. D. Brawley under these agreements.

          In 1993, the Bank entered supplemental income agreements with Mr. G. Brawley, Mr. D. Brawley and Billy R. Williams, Secretary and Controller, and two other employees. These agreements provide that the employee will receive an annual retirement benefit at the earlier of age 60, if retired, or at age 65; however, Mr. G. Brawley's agreement was amended in 1998 to defer payment until Mr. G. Brawley reaches age 70. The annual benefit provided is $25,000, $15,000 and $7,900 for Mr. G. Brawley, Mr. D. Brawley and Mr. Williams, respectively. A death benefit payable to the beneficiary of the employee and a disability benefit, both equal to the retirement benefit, are also provided under the agreements. During the fiscal year ended December 31, 2001, the Bank accrued $26,985 towards the cost of the benefits to be provided to Mr. G. Brawley, Mr.
D. Brawley and Mr. Williams under these agreements.

          Stock Option Plan. On January 26, 1999, the stockholders of the Company approved the Coddle Creek Financial Corp. Stock Option Plan, and certain amendments to the Plan were approved by stockholders on April 21, 1999. The Company has reserved 67,477 shares of its Common Stock for issuance upon the exercise of options that have been granted under the Stock Option Plan. All directors, officers, and employees of the Company, the Bank and any of the Bank's subsidiaries are eligible for participation in the Plan.

          The Stock Option Plan is administered by a committee of the Company's Board of Directors (the "Stock Option Plan Committee"). The Stock Option Plan Committee, in its sole discretion, determines who will participate in the Stock Option Plan. Options granted pursuant to the Stock Option Plan vest in accordance with each Optionee's Stock Option and Grant Agreement executed by such Optionee and the Company. Options become 100% vested upon death, disability, or termination of employment for any reason upon a change in control, as provided in the Stock Option Plan, if earlier.

          On October 20, 1999, the Stock Option Plan Committee granted options to purchase 58,136 shares of the Company's Common Stock to eligible participants of the Plan. No cash consideration was paid for the options. The awarded options have an exercise price of $31.00, the fair market value of the Common Stock on the date of grant. The exercise price may be paid either in cash, by check, bank draft or money order or, if permitted by the Committee, by delivering shares of Common Stock with a fair market value equal to the exercise price. Options granted under the Stock Option Plan have a term of ten (10) years and are not transferrable except upon death.

          Twenty-five percent (25%) of the options awarded to employees and officers of the Bank and the Company vested each on the date of grant (October 20, 1999) and each of October 20, 2000 and 2001, with the remaining 25% vesting on October 20, 2002. All stock options granted to non-employee members of the Board of Directors, other than Don E. Mills, Jr., vested immediately upon grant. Stock options granted to Mr. Mills vested 25% on the date of grant and each of October 20, 2000 and 2001, with the remaining 25% vesting on October 20, 2002.

          The following table provides information with respect to outstanding stock options held by certain executive officers at the fiscal year ended December 31, 2001.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES



                                                                                                    Value of Unexercised
                                                              Number of Unexercised                    in-the-Money
                        Shares Acquired       Value           Securities Underlying                  Options/SARs at
    Name                 On Exercise        Realized         Options/SARs at FY-END/(1)/                FY-End/(2)/
 ----------            -----------------   ----------        ----------------------                 ------------------
                                                          Exercisable        Unexercisable      Exercisable     Unexercisable
                                                          -----------        -------------      -----------     -------------

George Brawley               0                0           12,646/12,646      4,216/4,216                $-0-        $-0-

Dale Brawley                 0                0           12,646/12,646      4,216/4,216                $-0-        $-0-

Billy R. Williams            0                0            5,058/5,058       1,687/1,687                $-0-        $-0-



/(1)/All stock options were granted on October 20, 1999. 75% of the stock options are vested, with 25% vested immediately on the date of grant and 25% vested on each of October 20, 2000 and 2001.

/(2)/Dollar amounts shown represent the value of stock options held as of December 31, 2001. Options are considered to be "in-the-money" if the fair market value of the Company's common stock exceeds the exercise or base price of the shares subject to the options at the fiscal year end (December 31, 2001). At December 31, 2000, the exercise price of the stock options was $31.00, and the closing market price per share for the Common Stock as reported by Nasdaq was $30.00, which resulted in the options not being "in the money."

          Options granted under the Stock Option Plan were granted in tandem with stock appreciation rights, pursuant to which Optionees have the right to surrender exercisable options in exchange for payment by the Company of an amount equal to the excess of the market value of shares of the Common Stock subject to the surrendered options over the exercise price of the surrendered options. At the discretion of the Stock Option Plan Committee, this payment may be made in cash or in shares of Common Stock or in some combination of cash and Common Stock. Stock appreciation rights shall terminate upon exercise of the options to which they are attached. Stock appreciation rights are subject to the same vesting and termination provisions as are applicable to the stock options to which they are attached.

          Under the terms of the Stock Option Plan, the Board of Directors may award existing directors and employees cash payments at the time of payment of a dividend or other distribution with respect to the Common Stock. The cash payment shall equal the dividend or distribution paid per share multiplied by the number of shares of Common Stock subject to the non-forfeited, unexercised options held by such optionee. During the fiscal year ended December 31, 2001, the Board of Directors awarded such regular cash payments to director and employee option holders at such times as dividends were paid with respect to the Common Stock. In addition, in January, 2001, the Board of Directors awarded such a cash payment in connection with the special one time return of capital dividend equal to $20 per share. The strike prices for the options were not adjusted as a result of the 2001 return of capital dividend paid to shareholders.

          In the event of a stock split, reverse stock split or stock dividend, the number of shares of Common Stock under the Stock Option Plan, the number of shares to which any option relates and the exercise price per share under any option shall be adjusted to reflect such increase or decrease in the total number of shares of Common Stock outstanding. In addition, in the event the Company declares a special cash dividend or return of capital, the per share exercise price of all previously granted options which remain unexercised as of the date of such declaration may be proportionately adjusted to give effect to such special cash dividend or return of capital as of the date of payment of such special cash dividend or return of capital, subject to certain limitations.

         Management Recognition Plan. Pursuant to the Mooresville Savings Bank, Inc., SSB Management Recognition Plan, 26,979 shares of the Common Stock have been reserved for issuance pursuant to the terms of the MRP. The MRP is administered by committee of the Bank's Board of Directors (see "MRP Committee"). All directors, officers and employees of the Company, the Bank, and any of the Bank's subsidiaries are eligible for participation in the MRP. The MRP Committee, in its sole discretion, determines who will participate in the MRP.

         At this time, approximately 30 directors, officers and employees are eligible to participate in the MRP. On January 26, 1999, the MRP Committee awarded a total of 24,281 restricted and unrestricted shares of Common Stock to eligible participants under the MRP. On January 26, 2000, 400 additional restricted and unrestricted shares of the Common Stock were awarded to Don E. Mills, Jr. As of December 31, 2001, 2,298 shares remained unallocated under the MRP. No cash consideration was paid for the shares awarded, which had a market value of $63.50 per share of the Common Stock at the time of the award. Twenty-five percent (25%) of the shares awarded vested immediately upon grant (January 26, 1999), with twenty-five (25%) vesting on each anniversary date thereafter, so that all awarded shares vested no later than January 26, 2002. Grants of the Common Stock under the MRP immediately vest upon the death, disability or termination of employment with the Bank or the Company for any reason following a change of control of the Company or the Bank, as defined in the MRP. The awards under the MRP are not forfeitable upon vesting.

         Shares awarded under the MRP were issued from authorized but unissued shares of the Common Stock. Shares issued under the MRP are issued at no cost to the recipients. Recipients are entitled to vote MRP shares and receive all dividends and cash distributions with respect thereto.

         Other Benefits. The Bank provides its employees with group medical, dental, life and disability insurance benefits, and its retirees with partial payment of medical insurance dependent coverage. Employees are provided with vacation and sick leave. The Bank maintains a 401(k) retirement plan pursuant to which the Bank may make discretionary matches equal to fifty percent of an employees contribution up to six percent of such employee's salary, as well as a non-qualified excess benefit plan which allows executive employees to contribute the maximum amount that would otherwise be allowed under the 401(k) plan but for certain limits imposed under the Internal Revenue Code.

         Employment Agreements. The Bank has entered into employment agreements with George W. Brawley, Jr., President and Chief Executive Officer, Dale W. Brawley, Executive Vice President and Treasurer, and Billy R. Williams, Secretary and Controller, in order to establish their duties and compensation and to provide for their continued employment with the Bank. The current annual base salaries, effective January 2001, for Mr. G. Brawley, Mr. D. Brawley and Mr. Williams under the agreements are $187,827, $121,121 and $79,680, respectively. The agreements provide for an initial term of employment of three years. Commencing on the first anniversary date and continuing on each anniversary date thereafter, following a performance evaluation of the employee, each agreement may be extended for an additional year so that the remaining term shall be three years, unless written notice of non-renewal is given by the Board of Directors. Each of the agreements for Mr. G. Brawley, Mr. D. Brawley and Mr. Williams have been extended in this fashion. The agreements also provide that the base salary shall be reviewed by the Board of Directors not less often than annually. In the event of a change in control (as defined below), the agreements will automatically be extended so that they will have a three-year term after the change in control. In addition, the employment agreements provide for possible profitability and discretionary bonuses and participation in all other pension, profit-sharing or retirement plans maintained by the Bank or the Company for employees of the Bank, as well as fringe benefits normally associated with the employee's office. It is contemplated that each employee will receive holiday bonuses computed on the same basis as those paid to other employees. See "Bonus Compensation." The employment agreements provide that they may be terminated by the Bank for cause, as defined in the agreements, and that they may otherwise be terminated by the Bank (subject to vested rights) or by the employee. In the event of a change of control (as defined below), each employee's salary shall be adjusted to include an amount equal to the average of the two previous years' annual discretionary bonuses and such adjusted base salary shall be increased by a minimum of 6% annually.

         The employment agreements provide that the nature of the employees' compensation, duties or benefits cannot be diminished following a change in control of the Bank or the Company. For purposes of the employment agreements, a change in control generally will occur if (i) after the effective date of the employment agreements, any "person" (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) directly or indirectly, acquires beneficial ownership of voting stock, or acquires irrevocable proxies or any combination of voting stock and irrevocable proxies, representing 25% or more of any class of voting securities of either the Company or the Bank, or acquires in any manner control of the election of a majority of the directors of either the Company or the Bank, (ii) either the Company or the Bank consolidates or merges with or into another corporation, association or entity, or is otherwise reorganized, where neither the Company nor the Bank is the surviving corporation in such transaction, or (iii) all or substantially all of the assets of either the Company or the Bank are sold or otherwise transferred to, or are acquired by, any other entity or group.

Severance Plan

         In 1997, the Bank's board of directors adopted a Severance Plan for the benefit of its employees. The Severance Plan provides that in the event there is a "change in control" (as defined in the Severance Plan) of the Bank or the Company and (i) the Bank or any successor of the Bank terminates the employment of any full time employee of the Bank in connection with, or within 24 months after the change in control, other than for "cause" (as defined in the Severance
Plan), or (ii) an employee terminates his or her employment with the Bank or any successor following a decrease in the level of such employee's annual base salary rate or a transfer of such employee to a location more than 40 miles distant from the employee's primary work station within 24 months after a change in control, the employee shall be entitled to a severance benefit equal to the greater of (a) an amount equal to two weeks' salary at the employee's existing salary rate multiplied times the employee's number of complete years of service as a the Bank employee or (b) the amount of one month's salary at the employee's salary rate at the time of termination, subject to a maximum payment equal to one half of the employee's annual salary. Officers of the Bank who, at the time of a "change in control," are parties to employment agreements having a remaining term of more than two years are not covered by the Severance Plan.

Employee Stock Ownership Plan

         The Bank has also established its Employee Stock Option Plan ("ESOP") for eligible employees of the Bank. Employees with one year of service with the Bank who have attained age 21 are eligible to participate. As part of the conversion of the Bank from a North Carolina chartered mutual savings bank to a North Carolina chartered stock savings bank in December, 1997, the ESOP borrowed funds from the Company and used the funds to purchase shares of Common Stock, and additional shares of the Common Stock have been bought since the Conversion. As of December 31, 2001, the ESOP has purchased 115,525 shares of the Common Stock. Collateral for the Company's loan to the ESOP is the Common Stock purchased by the ESOP. The loan and interest calculated at the rate of 8% will be repaid principally from the Bank's contributions to the ESOP over a period of fifteen (15) years or less. Regular dividends paid on shares held by the ESOP may also be used to reduce the loan. The loan has not been guaranteed by the Bank. Shares purchased by the ESOP and pledged as security for the loan is held in a suspense account for allocation among participants as the loan is repaid.

         Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan are allocated among ESOP participants on the basis of relative compensation in the year of allocation. Benefits vest in full upon five years of service with credit given for years of service prior to the Conversion. Benefits are payable upon death or disability. The Bank's contributions to the ESOP are not fixed, so benefits payable and corresponding expenses under the ESOP cannot be estimated.

         The Bank's board of directors may instruct the trustees regarding investment of funds contributed to the ESOP. Participating employees may instruct the trustees as to the voting of all shares allocated to their respective accounts and held in the ESOP. The unallocated shares held in the suspense account, and all allocated shares for which voting instructions are not received, are voted by the trustees in their discretion subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Compensation Committee Interlocks and Insider Participation

         The Board of Directors of the Company does not have a compensation committee. The Bank's full board of directors determines the compensation for the executive officers. Messrs. G. Brawley and D. Brawley participate in the deliberations of the Bank's board of directors regarding compensation of executive officers other than themselves. They do not participate in the discussion or the decisions regarding their own compensation.

Report of Bank's Board of Directors on Executive Compensation

         It is the responsibility of the Bank's board of directors to review and evaluate the performance of the Bank's executive officers. The salaries of each of the executive officers is determined based upon the executive officer's contributions to the Bank's overall profitability, maintenance of regulatory compliance standards, professional leadership, and management effectiveness in meeting the needs of day-to-day operations. The salaries are recommended to the Bank's board of directors by the Bank's Executive Committee and approved by the entire board of directors. The Bank's board of directors also compares the compensation of the executive officers with compensation paid to executive officers of comparable financial institutions in North Carolina and executives in other businesses in the Bank's market area.

Performance Graph

         The Company is required to provide its stockholders with a line graph comparing the Company's cumulative total shareholder return with a performance indicator of the overall stock market and either a published industry index or a Company-determined peer comparison. The purpose of the chart is to help stockholders determine the reasonableness of the Executive Committee's decisions with respect to the setting of various levels of executive officer compensation. Shareholder return (measured through increases in stock price and payment of dividends) is often a benchmark used in assessing corporate performance and the reasonableness of compensation paid executive officers.

         However, the stockholders should recognize that corporations often use a number of other performance benchmarks (in addition to shareholder return) to set various levels of executive officer compensation. Stockholders may consider other relevant performance indicators in assessing shareholder return, such as growth in earnings per share, book value per share, and cash dividends per share, along with other performance measures such as return on equity and return on assets.

         The following graph compares the Company's cumulative shareholder return on the Common Stock with the Nasdaq Total Return Index and with a savings institution peer group of similar companies with assets of less than $250 million.

                          Coddle Creek Financial Corp.
                            Total Return Performance

                                                Period Ending
                                -----------------------------------------------------------
Index                           12/31/97     12/31/98    12/31/99     12/31/00     12/31/01
-------------------------------------------------------------------------------------------
Coddle Creek Financial Corp.     100.00       81.73        58.04        83.33        90.72
NASDAQ - Total US*               100.00      140.99       262.00       157.59       125.05
SNL *$250M Thrift Index          100.00       81.27        76.32        81.05       109.59

Notes:


SNL Financial LC                                                  (434)977-1600
(C)2002

/1/ Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2000. Used with permission. All rights reserved. crsp.com.

The foregoing graph: (i) has been gathered by SNL Financial L.C. ("SNL") from sources believed by SNL to be reliable and (ii) is believed by SNL to be true and accurate in both form and content. However, although SNL makes every effort to ensure data accuracy, SNL does not guarantee or warrant the correctness, completeness, currentness, merchantability or fitness for a particular purpose of the information supplied. SNL shall not be liable for any loss or injury arising out of or caused, in whole or in part, directly or indirectly, by SNL's accidental acts or omissions in procuring, compiling, collection, interpreting, reporting, communicating, or delivering said information. The following graph was prepared by SNL at the Company's special request and for its own purposes. SNL reserves all copyright rights in the preceding graph.

Certain Indebtedness and Transactions of Management

         The Bank makes loans to its executive officers and directors, as well as their family members and affiliated entities, in the ordinary course of its business. These loans are currently made on the same terms, including interest rates and collateral, as those then prevailing for comparable transactions with nonaffiliated persons, and do not involve more than the normal risk of collectibility or present any other unfavorable features. Applicable regulations prohibit the Bank from making loans to its executive officers and directors on terms more favorable than could be obtained by non-executive employees of the Bank. The Bank's policy concerning loans to executive officers and directors currently complies with such regulations.

                                   PROPOSAL 2
                RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

         McGladrey & Pullen LLP, the Company's and the Bank's independent auditor for the year ended December 31, 2001 has been selected as the Company's and the Bank's independent auditor for the 2002 fiscal year. Such selection is being submitted to the Company's stockholders for ratification. A representative of McGladrey & Pullen, LLP is expected to attend the Annual Meeting and will be afforded an opportunity to make a statement, if he/she so desires, and to respond to appropriate questions from stockholders.

The Board of Directors recommends that the stockholders vote FOR this proposal.
                                                             ---
Audit Fees

         The aggregate fees (including related out-of-pocket expenses) billed for professional services rendered by McGladrey & Pullen LLP in connection with
(i) the audit of the Company and the Bank's annual financial statements for the December 31, 2001 fiscal year, (ii) its reviews of the financial statements included in the Company's Form 10-Qs for that fiscal year and (iii) related fees and costs were $113,997.

Financial Information Systems Design and Implementation Fees

         McGladrey & Pullen LLP did not, directly or indirectly, operate or supervise the operation of the Bank's information system or manage the Bank's local area network during fiscal 2001 and, as a result, received no fees for such services.

All Other Fees

         The Company incurred other fees from McGladrey & Pullen LLP totaling $51,214 for professional services rendered for tax return preparation, tax planning and preparation of a Form 11-K. The Audit Committee of the Board of Directors has determined that the provision of these principal services is compatible with maintaining the principal accountant's independence.

                 PROPOSALS FOR 2003 ANNUAL STOCKHOLDERS' MEETING

         It is presently anticipated that the 2003 Annual Meeting of Stockholders will be held in April of 2003. In order for shareholder proposals to be included in the proxy materials for that meeting, such proposals must be received by the Secretary of the Company at the Company's executive office not later than November 26, 2002, and meet all other applicable requirements for inclusion in the proxy statement.

         The Company's bylaws provide that, in order to be eligible for consideration at the annual meeting of stockholders, all nominations of directors, other than those made by the Company's Board of Directors, must be made in writing and must be delivered to the Secretary of the Company not less than 30 days nor more than 50 days prior to the meeting at which such nominations will be made; provided, however, if less than 21 days notice of the meeting is given to stockholders, such nominations must be delivered to the Secretary of the Company not later than the close of business on the seventh day following the day on which the notice of meeting was mailed.

         In the alternative, if a stockholder follows the Securities and Exchange Commission's proxy solicitation rules, the stockholder may commence his own proxy solicitation and present a proposal from the floor at the 2003 Annual Meeting of Stockholders of the Company. If a stockholder elects to do so, the Bank may vote proxies under the discretionary authority granted by the proxies solicited by the Board of Directors for matters which the Company did not receive notice on or prior to February 9, 2003.

                                  OTHER MATTERS

         As a result of no matters being presented to management prior to February 3, 2002, it is intended that the proxy holders named in the enclosed form of proxy will vote the shares represented thereby on any matters properly coming before the meeting, pursuant to the discretionary authority granted therein. As of the date of this mailing, management knows of no other matters to be presented for consideration at the Annual Meeting or any adjournments thereof.

                                  MISCELLANEOUS

         The Annual Report of the Company for the year ended December 31, 2001, which includes financial statements audited and reported upon by the Company's independent auditor, is being mailed along with this Proxy Statement; however, it is not intended that the Annual Report be a part of this Proxy Statement or a solicitation of proxies.

         THE FORM 10-K FILED BY THE COMPANY WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE PROVIDED FREE OF CHARGE TO ANY OF THE COMPANY'S STOCKHOLDERS UPON WRITTEN REQUEST DIRECTED TO: CODDLE CREEK FINANCIAL CORP., P.O. BOX 117, MOORESVILLE, NORTH CAROLINA 28115, ATTENTION:
BILLY R. WILLIAMS.

                                             By Order of the Board of Directors,

                                             /s/ Billy R. Williams

                                             Billy R. Williams
                                             Secretary

Mooresville, North Carolina
March 27, 2002

                                REVOCABLE PROXY
                          CODDLE CREEK FINANCIAL CORP.

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

                         Annual Meeting of Stockholders
                          April 25, 2002 - 11:00 a.m.
                (Solicited on behalf of the Board of Directors)

  The undersigned holder of Common Stock of Coddle Creek Financial Corp. (the "Company"), revoking all proxies heretofore given, hereby constitutes and appoints the official proxy committee of the Company, comprised of all of the members of the Board of Directors of the Company, each with full power of substitution, for the undersigned and in the name, place and stead of the undersigned to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the 2002 Annual Meeting of Shareholders of Coddle Creek Financial Corp., to be held at the main office of the Company at 347 North Main Street, Mooresville, North Carolina, on April 25, 2002, at 11:00 A.M., Eastern Time, and at any adjournments or postponements thereof.

                                                                      For    Withhold    For All Except
1. The approval of the election of the following named directors:     [ ]       [ ]            [ ]

George W. Brawley, Jr., Dale W. Brawley, Claude U. Voils, Jr., Jack G. Lawler, Donald R. Belk, and Don E. Mills, Jr. who will serve as directors until the 2003 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

                                                                                 For   Against   Abstain
2. The ratification and approval of the appointment of McGladrey & Pullen LLP,   [ ]     [ ]       [ ]
   as the Company and Bank's independent auditor for the fiscal year ending
   December 31, 2002.

3. The Proxies are authorized to vote in their discretion, upon such other matters as may properly come before the meeting.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

  The shares represented by this Proxy will be voted in the manner directed.
In the absence of any direction, the shares will be voted FOR each nominee listed above, FOR the ratification and approval of the appointment of McGladrey & Pullen LLP as the Company's independent auditors for the fiscal year ending December 31, 2002, and in accordance with their discretion on such other matters as may properly come before the Meeting. If instructions are given with respect to one but not all proposals, such instructions as are given will be followed and the proxy will be voted as indicated above on the proposal(s) for which no instructions are given.

  Signature(s) should conform to names as registered. If shares are owned jointly, each holder may sign, but only one signature is required. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title.

Please be sure to sign and date this Proxy in the box below.

Date ____________________________

[                                                                         ]
Stockholder sign above                    Co-holder (if any) sign above


   Detach above card, sign, date and mail in postage paid envelope provided.

                          CODDLE CREEK FINANCIAL CORP.

  The above signed hereby acknowledges receipt of the Notice of Meeting and Proxy Statement each dated March 27, 2002, relating to the Meeting and hereby revokes any proxy or proxies heretofore given.

  Each properly executed Proxy will be voted in accordance with the specifications made above and in the discretion of the Proxies on any other matter that may come before the meeting. Where no choice is specified, this Proxy will be voted (i) FOR all listed nominees to serve as directors and (ii) FOR the ratification and approval of the appointment of McGladrey & Pullen
LLP as the Company's independent auditors for the fiscal year ending
December 31, 2002 and in accordance with their discretion on such other matters as may properly come before the Meeting.

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

__________________________________

__________________________________

__________________________________